UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2011
TRIDENT MICROSYSTEMS, INC.
(Exact name of registrant as specified in its charter)
0-20784
(Commission File Number)

Delaware	77-0156584
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
1170 Kifer Road
Sunnyvale, California 94086
(Address of principal executive offices, with zip code)
(408) 962-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Trident Microsystems, Inc. (the “Company”) and NXP B.V., a Dutch besloten vennootschap (“NXP”), are parties to a Stockholder Agreement setting forth certain rights and restrictions with respect to the shares of the Company’s common stock issued to NXP in the Company’s acquisitions of certain assets from NXP. Those rights include the right of the Company’s Series B Preferred Stock to elect four directors to the Company’s Board of Directors (the “Board”). NXP, as the sole holder of the four outstanding shares of the Company’s Series B Preferred Stock, has agreed to reduce the number of directors that the holders of the Series B Preferred Stock may elect from four to two. To reflect that change, NXP and Trident entered into an Amended and Restated Stockholder Agreement (the “Amended Stockholder Agreement”) on April 28, 2011. The Amended Stockholder Agreement provides that NXP will vote its shares of common stock in favor of an amendment to the Company’s Certificate of Incorporation to reduce the number of directors that the holders of the Company’s Series B Preferred stock may elect to two, and to make certain related changes to the rights of the Series B Preferred Stock specified in the Certificate of Designation. The Amended Stockholder Agreement was also amended to reflect these changes.
     The proposal to amend the Company’s Certificate of Incorporation to amend the rights of the Series B Preferred Stock is included as a proposal in the Company’s proxy statement for its 2011 Annual Meeting of Stockholders.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     (e) On April 27, 2011, the Compensation Committee of the Board approved annual restricted stock or restricted stock unit and performance share awards for its named executive officers, to be granted pursuant to the 2010 Equity Incentive Plan effective as of the second trading day following the Company’s public announcement of its financial results for the quarter ended March 31, 2011. The number of shares subject to the restricted stock or restricted stock unit awards ranges from 40,000 to 60,000. Each restricted stock or restricted stock unit award will vest in three equal annual installments of 33-1/3% per year, with vesting commencing on April 27, 2011, until the award is fully vested, conditioned upon the executive’s continued service with the Company on each relevant vesting date, and shall be subject to automatic forfeiture if the executive’s performance of services with the Company terminates prior to the date on which the shares vest. The number of shares which may be earned under the performance share awards at the target level of performance ranges from 60,000 to 90,000. The performance shares will be earned based the Company’s total stockholder return in comparison to the total stock returns of the companies included in the Philadelphia Semiconductor Sector Total Return Index over a three-year performance period ending on March 31, 2014. No performance shares will be earned if the Company’s total stockholder return over the period is less than the 40th percentile of the total stockholder returns of the comparator companies, while a maximum of 200% of the target number of performance shares will be earned if the Company’s total stockholder return over the period is equal to or greater than the 75th percentile of the total stockholder returns of the comparator companies. The number of performance shares earned by an executive will vest and cease to be forfeitable on termination of employment on April 27, 2014, subject to accelerated vesting upon a change in control of the Company. The Committee also approved a form of performance award agreement to be used in connection with the grant of the performance share awards.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 3, 2011
TRIDENT MICROSYSTEMS, INC.

/s/ David L. Teichmann
David L. Teichmann
Executive Vice President, General Counsel & Corporate Secretary

3